UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2023

Enovix Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Enovix Corporation (the “Company”) appointed Gregory Reichow, an existing member of the Compensation Committee, as the chairperson of the Compensation Committee. In connection with his appointment as the chairperson of the Compensation Committee, and in accordance with the Company’s Non-Employee Director Compensation Policy, as may be amended from time to time (the “Non-Employee Director Compensation Policy”), Mr. Reichow will receive an annual cash retainer of $10,000, paid quarterly in arrears.
Additionally, on January 25, 2023, the Audit Committee (the “Audit Committee”) of the Board appointed Mr. Reichow as a member of the Audit Committee. In connection with his appointment to the Audit Committee, and in accordance with the Non-Employee Director Compensation Policy, Mr. Reichow will receive an annual cash retainer of $7,500, paid quarterly in arrears.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	January 25, 2023	By:	/s/ Steffen Pietzke
Steffen Pietzke Chief Financial Officer